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                                                                    Exhibit 23.2

                              CONSENT OF COUNSEL

     Phillips, McFall, McCaffrey, McVay & Murrah, P.C., hereby consents to the use of its name under the heading "Legal Opinions" in the Prospectus constituting a part of Amendment No. 1 to the Form S-4 Registration Statement, No. 33-64649, of TMS, Inc., and further consents to the filing of its opinion of counsel as an exhibit to such Registration Statement.


                       PHILLIPS, MCFALL, MCCAFFREY, MCVAY & MURRAH, P.C.

                       /s/ Phillips, McFall, McCaffrey, McVay & Murrah, P.C.

Oklahoma City, Oklahoma
January 19, 1996